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                                    AGREEMENT

         This agreement is made and entered into by and between FINANTRA CAPITAL, INC., a Delaware corporation ("Finantra") ad MEDLEY GROUP, INC., a Delaware corporation (Medley"). (Throughout this agreement Finantra and Medley may be referred to as "Parties" for convenience.)

                                   WITNESSETH:

         WHEREAS, prior to Finantra's public offering in 1997, Finantra was a subsidiary of Medley, and

         WHEREAS, as of the date of this agreement Medley is indebted to Finantra as a result of inter-company transactions in the sum of Six Hundred Thirty Three Thousand Eighty Nine and 241100 Dollars ($633,089.24), and

         WHEREAS, the Partes desire to document said Inter-company debt and provide for the payment of same.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and for the sun of Ten Dollars and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. RECITALS: The above and foregoing recitals are true aud correct and are incorporated herein.

         2. INDEBTEDNESS: The panics acknowledge that as of the date of this agreement Medley is indebted to Finantra in the sum of Six Hundred Thirty Three Thousand Eighty Nine and 24/100 Dollars ($633,089.24). The indebtedness shall be paid as follows:

         2.1 Upon the execution of this agreement Medley shall pay to Finantra the sum of Fifty Thousand and 00/100 Dollars ($50,000.00).

         2.2 On or before 180 days from the date hereof Medley shall pay to Finantra the sum of Fifty Thousand and 00/100 Dollars ($50,000.00).

         2.3 Medley shall execute a Promissory Note in favor of Finantra in the amount of Three Hundred Thirty Three Thousand Eighty Nine and 24/100 Dollars ($333,089.24), which Note shall be payable in equal monthly installments of principal in the amount of Three Thousand Seven Hundred Fifty Three and 89/100 Dollars ($3,753.89) plus accrued interest at five (%) percent per annum with a balloon installment in the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) plus accrued interest being due and payable in the 60th month. The first payment to become due under the Promissory Note shall begin July 1, 1999.

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         2.4 Credit for Consulting Services: The sum of Two Hundred Thousand and
00/100 Dollars ($200,000.00) shall be in the form of a credit for the services to be provided by the Medley subsidiary, Business Development Resources, Inc.
who will provide an employee to perform business development in locating and identifying target companies which can be acquired on terms acceptable to Finantra.

         3. MISCELLANEOUS .PROVISIONS:

         3.1 Assignment: No party may assign its obligations or rights under this agreement without the written consent of the other parties.

         3.2 Modification: There are no other agreements, promises or undertakings between the parties except as specifically set forth herein. No alteration, change, modification or amendment to this agreement shall be made except in writing and signed by the parties hereto.

         3.3 Severability: If any provision or paragraph of this agreement is deemed to be unlawful or unenforceable by any court, administrative agency or statute, law or ordinance, the said provision or paragraph shall be severed from this agreement without affecting the enforceability of the remainder of this agreement. The parties shall make a good faith effort to redraft the severed provision or paragraph consistent with the party's original intention but in such a way as to be lawful and enforceable.

         3.4 Binding Effect: This agreement supersedes and cancels any and all other agreements referring to the subject matter herein. his agreement shall be finding upon and inure to the benefit of the respective parties, their successors and assigns, if applicable as well as to the heirs and legal representatives of the parties hereto, if applicable.

         3.5 Construction: This agreement shall be construed and enforced under the laws of the state of Florida.

         3.6 Counterparts: This agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties.

         3.7 Captions and Headers: The captions and headings of each section or subsection in this agreement are for convenience of reference only and shall in no manner or way whatsoever effect the interpretation or meaning of such section or subsection.

         3.8 Exhibits, The exhibits attached hereto together with all documents incorporated by reference herein form an integral part of this agreement and are hereby incorporated herein wherever reference is made to them to the same extent as if they were set out in full at the point at which such reference is made.


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         3.9 Attorney's Fees: The prevailing party in any litigation arising out of the terms of this agreement shall be entitled to reimbursement of reasonable attorney's fees and costs at the trial and appellate court level.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 31st day of December, 1998.

MEDLEY GROUP, INC.

By:
    --------------------------------
        ROBERT D. PRESS, President

FINANTRA CAPITAL, INC.

By:
    --------------------------------

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